                                                                     EXHIBIT 4.1







                          ARGONAUT TECHNOLOGIES, INC.
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                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF FEBRUARY __, 2002

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


                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
SECTION 1 Definitions............................................................................2


SECTION 2 Registration Rights....................................................................3

        2.1    Company Registration..............................................................3
        2.2    [Reserved.........................................................................4
        2.3    Expenses of Registration..........................................................4
        2.4    Registration Procedures...........................................................4
        2.5    Preparation; Reasonable Investigation.............................................6
        2.6    Indemnification...................................................................6
        2.7    Information by Holder.............................................................9
        2.8    Rule 144 Reporting................................................................9
        2.9    Transfer of Registration Rights...................................................9
        2.10   Termination......................................................................10
        2.11   Representations and Warranties of the Company....................................10

SECTION 3 Legends...............................................................................10

        3.1    Legends..........................................................................10

SECTION 4 Miscellaneous.........................................................................11

        4.1    Governing Law....................................................................11
        4.2    Entire Agreement; Amendment......................................................11
        4.3    Aggregation......................................................................11
        4.4    Notices, etc.....................................................................11
        4.5    Severability.....................................................................11
        4.6    Counterparts.....................................................................12

                           ARGONAUT TECHNOLOGIES, INC.

                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of the ____ day of ___________, by and among Argonaut Technologies, Inc., a Delaware corporation (the "Company"), and the holders of ordinary shares of Jones Chromatography Limited ("TARGET") listed on the schedule attached hereto as Exhibit A (collectively the "SHAREHOLDERS" and each individually a "SHAREHOLDER").

                                    RECITALS

        WHEREAS, the Company and the Shareholders propose to enter into an agreement pursuant to which Target will be acquired by the Company (the "ACQUISITION AGREEMENT");

        WHEREAS, pursuant to the Acquisition Agreement, all of the issued and outstanding equity interests in Target shall be exchanged for consideration which shall include shares of the Company's Common Stock ("COMPANY COMMON STOCK"); and

        WHEREAS, the Company and the Shareholders desire to provide for the rights of the Shareholders with respect to registration of Company Common Stock issued to the Shareholders in connection with the acquisition.

        Now, therefore, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    SECTION 1

                                   Definitions

        As used in this Agreement, the following terms shall have the following respective meanings:

        1.1 "Commission" shall mean the Securities and Exchange Commission of the United States or any other U. S. federal agency at the time administering the Securities Act of 1933.

        1.2 "Common Stock" shall mean shares of the Company's Common Stock.

        1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

        1.4 "Holder" shall mean each of the Shareholders (and their transferees as permitted by Section 2. 18) holding Registrable Securities or securities convertible into Registrable Securities, plus those Holders set forth in that certain Amended and Restated Stockholder Rights Agreement dated as of May 22, 1999 and that certain Registration Rights Agreement dated as of March 1, 2001 (collectively the "Stockholder Rights Agreements").

        1.5 "Other Holders" shall mean holders of Company securities, other than the Holders and the Holders identified in the Stockholder Rights Agreements, proposing to distribute their securities pursuant to a registration under
Section 2 of this Agreement or under the Stockholder Rights Agreements.

        1.6 "Registrable Securities" means the Company Common Stock and any shares of Common Stock issued or issuable in respect of such Company Common Stock upon any stock split, stock dividend, recapitalization, or similar event. Shares of the Company Common Stock or other securities shall only be treated as Registrable Securities if they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

        1.7 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        1.8 "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2. 1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and independent public accountants for the Company (and fees and disbursements of one special counsel for Holders, if any), blue sky fees, transfer taxes, fees of transfer agents and registrars and expenses and the expense of any special audits incident to or required by any such registration, fees and expenses of the underwriter (excluding discounts and commissions but including liability insurance if the Company so desires or if the underwriter so requires) (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        1.9  "Securities" shall mean Common Stock.

        1.10 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        1.11 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the securities registered by the Holders.

                                    SECTION 2

                               Registration Rights

        2.1  Company Registration.

            (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                (i) promptly give to each Holder written notice thereof; and

                (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after receipt of such written notice from the Company.

            (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company, provided that the number of shares of Registrable Securities held by Holders and the Other Holders to be included in such registration shall not be limited to less than twenty-five percent (25%) of the total number of shares to be included in such registration. The Company shall so advise all Holders and Other Holders and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, first, to the Company (or, if applicable, to the holders for whose account the Company is registering the securities), second, among the Holders in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement, and, third, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders; provided, however, that at all times, such allocation shall be subject to the twenty-five percent (25%) threshold set forth in the preceding sentence. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest one hundred (100) shares. If any Holder or Other Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

        2.2    [Reserved. ]

        2.3    Expenses of Registration.

               (a) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to
Section 2.1.

               (b) Selling Expenses. Unless otherwise stated in Section 2.3(a), all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered by such Holder.

        2.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will:

               (a) keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;

               (b) as soon as practicable prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) the expiration of one hundred twenty (120) days or (ii) the completion of distribution described in the Registration Statement; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

               (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (e) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing;

               (g) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

               (h) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (h), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service or process in any such jurisdiction, but the Company will be required to consent to service or process in actions arising out of or in connection with the sale of the Registrable Securities or any violation of state securities laws;

               (i) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by any other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (j) use its best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of such type as the Holders may reasonably request;

               (k) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder; and

               (l) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

        The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

        2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give each Holder of Registrable Securities, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment, thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

        2.6    Indemnification.

               (a) By Company. To the full extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act and each Shareholder and its officers, directors and partners and each person controlling such Shareholder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several, (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, each Shareholder, each of its officers, directors and partners and each person controlling such Shareholder, in advance of the final disposition of such matter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to any such Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person, underwriter or Shareholder and stated to be specifically for use therein. If the Holders and Shareholders are represented by counsel other than counsel for the Company, the Company will not be obligated under this
Section 2.6(a) to reimburse legal fees and expenses of more than one separate counsel for all Holders and Shareholders.

               (b) By Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the amount of net proceeds received by such Holder in respect of the Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

               (c) Procedures. Each party entitled to indemnification under this
Section 2.6 (the "INDEMNIFIED PARTY") shall give written notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) Contribution. If the indemnification provided for in this
Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect (i) the relative benefits received on the one hand by the Company and on the other Hand by the Holders and Other Holders of the Registrable Securities covered by the registration statement; and (ii) the relative fault of the Company on the one hand and of the Holders and Other Holders of the Registrable Securities on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations.

        The relative benefits received shall be deemed to be in the same proportion which the total proceeds from the offering of the securities (net underwriting discounts and commissions but before adding deducting expenses) received by the Company bears to the total proceeds from the offering of securities (net underwriting discounts and commissions but before deducting expenses) received by the Holder and Other Holders of Registrable Securities with respect to such offering, and in each case, such net proceeds received from such offering shall be determined as set forth on the table of the cover page of the prospectus. Notwithstanding the provisions of this section, no Holder shall be required to contribute any amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Holder in the registration.

        The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any loss, liability, claim, damage or expense referred to above shall be deemed to include, subject to the limitations set forth in Section 2.6(c), any legal or other fees, or expenses reasonably incurred by such party in connection with any investigation or proceeding. The

Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.6 is determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. No person guilty of "fraudulent misrepresentation" within the meaning of Section 11 of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (e) Controlling Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 2.6, the provisions in the underwriting agreement shall control.

        2.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

        2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements);

               (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

        2.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.1 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the

Company and the Holder, and (iii) such assignee or transferee purchases all shares of Common Stock held by a Shareholder. No transfer or assignment will divest a Holder or any subsequent owner of such rights and powers unless all Registrable Shares are transferred or assigned.

        2.10   Termination. The registration rights granted pursuant to this
Section 2 shall terminate as to any Holder at the later of (i) five years after the Company's initial public offering or (ii) at such time as such Holder may sell under Rule 144, or a successor rule, in a three month period all Registrable Securities then held by such Holder.

        2.11 Representations and Warranties of the Company. The Company represents and warrants to each of the Shareholders as follows:

                    (i) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                    (ii) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                                    SECTION 3

                                     Legends

        3.1 Legends. Each Shareholder understands that the share certificates evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) "THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

               (c) Any legend required to be placed thereon by the California Commissioner of Corporations or any other applicable state securities laws.

                                    SECTION 4

                                  Miscellaneous

        4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts made and to be fully performed entirely within that state between residents of that state.

        4.2 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and (i) the Holders, or transferees of such Holders, holding more than fifty percent (50%) of the Registrable Securities, provided, however, that no such amendment may treat any Holder in a manner different from the other Holders.

        4.3 Aggregation. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2.

        4.4 Notices, etc. All notices and other communications required or permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder's address as set forth on Exhibit A to this Agreement, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attention: Michael
J. O'Donnell, Esq. or at such other address as the Company shall have furnished to the Shareholders.

        4.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY:

ARGONAUT TECHNOLOGIES, INC.



By:
   ---------------------------------
Name:  Lissa Goldenstein
Title:     Chief Executive Officer

THE SHAREHOLDERS:

EXECUTED AS A DEED BY                       )
                                            )
NIVEVE AG                                   )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Niveve AG
                                            )

EXECUTED AS A DEED BY                       )
                                            )
PROPEX ENTERPRISES AG                       )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Propex Enterprises AG
                                            )

EXECUTED AS A DEED BY                       )
                                            )
UNIFLEX CO. LTD                             )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Uniflex Co. Ltd
                                            )

EXECUTED AS A DEED BY                       )
                                            )
STEPBIO SRL                                 )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Stepbio SRL
                                            )

SIGNED AS A DEED by                         )
THE TRUSTEES OF THE                         )
WILLIAM COLIN JONES 2002 TRUST              )
Acting by Colin Jones under a power of      )     -----------------------------
attorney dated 4 February 2002              )     as attorney for
in the presence of:                         )     The Trustees of the
                                            )     William Colin Jones 2002 Trust


SIGNED AS A DEED by                         )
WILLIAM COLIN JONES                         )
in the presence of                          )
                                            )
                                            )

SIGNED AS A DEED by                         )
CONSTANCE JONES                             )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 28 January 2002              )      as attorney for
in the presence of:                         )      Constance Jones
                                            )

SIGNED AS A DEED by                         )
THE TRUSTEES OF THE                         )
HUGH DAVIES 2002 TRUST                      )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 2 February 2002              )      as attorney for
in the presence of:                         )      The Trustees of the
                                            )      Hugh Davies 2002 Trust

SIGNED AS A DEED by                         )
HUGH DAVIES                                 )
in the presence of                          )
                                            )
                                            )

SIGNED AS A DEED by                         )
LYNNE DAVIES                                )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 28 January 2002              )      as attorney for
in the presence of:                         )      Lynne Davies
                                            )

SIGNED AS A DEED by                         )
THE TRUSTEES OF THE                         )
ROBERT TOWILL 2002 TRUST                    )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 2 February 2002              )      as attorney for
in the presence of:                         )      The Trustees of the
                                            )      Robert Towill 2002 Trust

SIGNED AS A DEED by                         )
ROBERT TOWILL                               )
in the presence of                          )
                                            )
                                            )


SIGNED AS A DEED by                         )
WENDY TOWILL                                )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 28 January 2002              )      as attorney for
in the presence of:                         )      Wendy Towill
                                            )

SIGNED AS A DEED by                         )
DAVID BRIAN JONES                           )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 31 August 2001               )      as attorney for
in the presence of:                         )      David Brian Jones
                                            )

SIGNED AS A DEED by                         )
ANN JONES                                   )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Ann Jones
                                            )

SIGNED AS A DEED by                         )
PAUL CRAVOS                                 )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Paul Cravos
                                            )



SIGNED AS A DEED by                         )
JOSEPHINE CRAVOS                            )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Josephine Cravos
                                            )



SIGNED AS A DEED by                         )
DAVID KEVIN JONES                           )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      David Kevin Jones
                                            )



SIGNED AS A DEED by                         )
CELIA MONAGHAN                              )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Celia Monaghan
                                            )



SIGNED AS A DEED by                         )
PETER REGAN                                 )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Peter Regan
                                            )

SIGNED AS A DEED by                         )
PAUL PHILLIPS                               )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Paul Phillips
                                            )




SIGNED AS A DEED by                         )
NEIL HERBERT                                )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Neil Herbert
                                            )


SIGNED AS A DEED by                         )
MATTHEW CLEEVE                              )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Matthew Cleeve
                                            )

SIGNED AS A DEED by                         )
GAVIN DAVIES                                )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Gavin Davies
                                            )

SIGNED AS A DEED by                         )
MARGARET SMALL                              )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Margaret Small
                                            )

SIGNED AS A DEED by                         )
RICHARD CALVERLEY                           )
in the presence of                          )
                                            )
                                            )

SIGNED AS A DEED by                         )
SUE CALVERLEY                               )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 28 January 2002              )      as attorney for
in the presence of:                         )      Sue Calverley
                                            )

SIGNED AS A DEED by                         )
THE TRUSTEES OF THE MICHAEL AND             )
VIRGINIA BURKE TRUST                        )
Acting by Michael Burke under a power of    )   -----------------------------
attorney dated                              )   as attorney for
in the presence of:                         )   The Trustees of the
                                            )   Michael and Virginia Burke Trust

SIGNED AS A DEED by                         )
MV BURKE INVESTMENTS LIMITED                )
PARTNERSHIP LLP                             )
Acting by Michael Burke under a power of    )      -----------------------------
attorney dated                              )      as attorney for
in the presence of:                         )      MV Burke Investments Limited
                                            )      Partnership LLP

SIGNED AS A DEED by                         )
JERALD E. KUIKEN                            )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 21 September 2001            )      as attorney for
in the presence of:                         )      Jerald E. Kuiken
                                            )

SIGNED AS A DEED by                         )
SAM CRAWFORD                                )
Acting by Colin Jones under a power of      )
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Sam Crawford
                                            )

SIGNED AS A DEED by                         )
WILLIAM HILL                                )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      William Hill
                                            )

SIGNED AS A DEED by                         )
REINHARD KUPFERSCHMIDT                      )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 28 August 2001               )      as attorney for
in the presence of:                         )      Reinhard Kupferschmidt
                                            )

SIGNED AS A DEED by                         )
K C VAN HORNE                               )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 21 September 2001            )      as attorney for
in the presence of:                         )      K C Van Horne
                                            )

SIGNED AS A DEED by                         )
DANIEL M. STACKHOUSE                        )
Acting by Colin Jones under a power of      )      -----------------------------
attorney dated 21 September 2001            )      as attorney for
in the presence of:                         )      Daniel M. Stackhouse
                                            )

                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS

William Colin Jones 2002
Trust

William Colin Jones

Constance Jones

Hugh Davies 2002 Trust

Hugh Davies

Lynne Davies

Robert Towill 2002 Trust

Robert Towill

Wendy Towill

David Brian Jones

Ann Jones

Paul Cravos

Jo Cravos

David Kevin Jones

Celia Monaghan

Peter Regan

Paul Phillips

Neil Herbert

Matthew Cleve

Gavin Davies

Margaret Small

Richard Calverley

Sue Calverley

The Trustees of the Michael
and Virginia Burke Trust

MV Burke Investment Limited
Partnership LLP

Jerald E. Kuiken

Sam Crawford

William Hill

Reinhard Kupferschmidt

Sorbent AB

Stepbio SRL

Niveve AG

Propex Enterprises AG

Uniflex Co. Ltd

K C Van Horne

Daniel M. Stackhouse